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                                                              EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-2610) and related Prospectus of Casino America, Inc. for the registration of 4,066,405 shares of common stock issuable upon exercise of rights and to the incorporation by reference therein of our report dated October 22, 1993, with respect to the financial statements of St. Charles Gaming Company, Inc. included in Casino America, Inc.'s Current Report on Form 8-K/A dated May 3, 1996, filed with the Securities and Exchange Commission on or about June 4, 1996.

                                          FRED J. BASTIE & ASSOCIATES, P.C.

Dallas, Texas

June 4, 1996